SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2020

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $2.14 par value	BOTJ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 — Costs Associated with Exit or Disposal Activities.

On December 17, 2019, the Board of Directors of Bank of the James Financial Group, Inc. (the “Company”) authorized a Voluntary Early Retirement Incentive Plan (the “Voluntary Plan”) for certain eligible long-term employees of Bank of the James, a Virginia banking corporation that is a wholly-owned subsidiary of the Company (the “Bank”).

On January 30, 2020, management of the Bank presented the Voluntary Plan to the nine (9) eligible employees of the Bank who were eligible to participate.

Eight (8) of the Bank’s eligible employees subsequently elected to participate in the Voluntary Plan, following their due consideration of such arrangements.

As memorialized by Agreements of Benefit and Release entered into by and between the Company and each such eligible employee, each of the eight (8) individuals voluntarily retired from employment effective as of April 3, 2020. Upon retirement as of April 3, 2020, each of the retiring individuals received from the Company a one-time lump sum payment, in an amount calculated on the basis of his or her years of service as an employee.

In connection with the Voluntary Plan, the Company incurred a total expense of approximately $630,000 substantially all of which were attributable to the one-time termination benefits paid by the Company. There are no future cash expenditures to be paid provided for under the Voluntary Plan.

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits – none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2020	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer

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